UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2023

LIVENTO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56457	46-3999052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (980)432-8241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2023, Livento Group, Inc. (the “Company” or “Livento”) entered into a Share Purchase Agreement (the “SPA”) with the three shareholders of Novel.ti, a Tunisian corporation (“Novelti”), whereunder the Company acquired all of the shares of Novleti in exchange for 10,000,000 shares of the Company’s common stock. Novelti will operate as a subsidiary of the Company. Novelti is engaged in software development in the areas of robotics, AI and logistics and management believes that the acquisition of Novelti will allow the Company to enhance and extend its software offerings. The Company also entered into a two year consulting agreement with Novelti’s two principal officers, which among other things, includes a non-competition provision. Reference is made to the SPA and consulting agreement, which are exhibits to this Report, for the full terms and conditions thereof. Due to the size of this transaction, there is no requirement to file historical financial information with respect to Novelti.

9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Share Purchase Agreement

10.2	Consulting Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2023

LIVENTO GROUP, INC.

By:	/s/ David Stybr
Name:	David Stybr
Title:	Chief Executive Officer

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